                                                                       EXHIBIT 1
                          SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                            OF BANCFIRST CORPORATION


TO THE SECRETARY OF STATE OF OKLAHOMA:


     BancFirst Corporation, which was originally incorporated in the State of Oklahoma under the name United Community Corporation by filing its original Articles of Incorporation with the Secretary of State of Oklahoma on July 12, 1984, hereby further amends and restates its Certificate of Incorporation in accordance with a resolution adopted by the Board of Directors of this Corporation and approved by the shareholders on June 15, 1998, all in accordance with Sections 1077 and 1080 of Title 18 of the Oklahoma General Corporation Act, Okla. Stat. tit. 18, (S)1001 et seq. (the "Oklahoma General Corporation Act"), to read in full as follows.


                                   ARTICLE 1


     The name of the Corporation is:  BancFirst Corporation.


                                   ARTICLE 2


     The address of its registered office in the State of Oklahoma is 101 North Broadway, Suite 200, Oklahoma City, Oklahoma 73102, and the name of its registered agent at such address is Randy P. Foraker.


                                   ARTICLE 3


     The period of existence of this Corporation shall be perpetual.


                                   ARTICLE 4


     The purposes for which this Corporation is formed are:

     To subscribe or cause to be subscribed for, and to take, purchase and otherwise acquire, own, hold, use, sell, assign, transfer, exchange, distribute and otherwise dispose of, the whole or any part of the shares of the capital stock, bonds, coupons, mortgages, deeds of trust, debentures, securities, obligations, evidences of indebtedness, notes, good will, rights, assets and property of any and every kind, or any part thereof, together with the shares, rights, units or interests in or in respect of any trust estate, now or hereafter existing, and whether created by the laws of the State of Oklahoma or of any other state, territory or county; and to operate, manage and control such properties, or any of them, either in the name of such other corporation or corporations or in the name of this Corporation, and while the owner of any of said shares of capital stock, to exercise all of the rights, powers, and privileges of ownership of every kind and description, including the right to vote thereon with power to designate some person or persons for that purpose from time to time and to the same extent as natural persons might or could do.

     To acquire, by purchase or otherwise, the good will, business, property rights, franchises and assets of every kind, with or without undertaking, either wholly or in part, the liabilities of any person, firm, association or corporation; and to acquire any property or business as a going concern or otherwise: (a) by purchase of the assets thereof wholly or in part; (b) by acquisition of the shares or any part thereof; or (c) in any other manner and to pay for the same in cash or in the shares or bonds or other evidences of indebtedness of this Corporation, or otherwise; to hold, maintain and operate, or in any manner dispose of the whole or any part of the good will, business rights and property so acquired and to conduct in any lawful manner, the whole or any part of any business so acquired; and to exercise all of the powers necessary or convenient in and about the management of such business.

     From time to time to apply for, purchase, acquire by assignment, transfer or otherwise, exercise, carry out and enjoy any benefit, right, privilege, prerogative or power conferred by, acquired under or granted by any statute, ordinance, order, license, power, government or authority or governmental agency or corporation or other public body that may be empowered to enact, make or grant; to pay for, aid in, and contribute toward carrying the same into effect; and to appropriate any of this Corporation's shares, bonds and/or assets to defray the costs, charges and expenses thereof. To borrow and lend money and to make all necessary contracts either to borrow or to loan money, and to secure to take security for the same as the Corporation may desire.

     To issue bonds, notes, debentures, or other obligations of this Corporation from time to time for any of the objects or purposes of this Corporation, and to secure the same by mortgage, deed of trust, pledge or otherwise, or to issue the same unsecured; to purchase or otherwise acquire its own bonds, debentures, or other evidences of its indebtedness or obligations; to purchase, hold, sell, transfer and reissue shares of its own capital stock to the extent and in the manner provided by the laws of the State of Oklahoma as the same are now in force or may hereafter be amended.

     To engage in any lawful act or activity and to pursue any lawful purpose for which a corporation may be formed under the Oklahoma General Corporation Act.

     To engage in and conduct any lawful business for profit at such places and in such manner as its directors shall determine, and in so doing enter into any general, special or limited partnership as a general, special or limited partner; or into any association or arrangement for sharing profits, union of interest, reciprocal concessions or transactions capable of being conducted so as to benefit, directly or indirectly, the Corporation.

     To raise or procure funds from other individuals, firms, associations or corporations to be invested in any business in which this Corporation might engage, for and on behalf of the parties investing such funds as individual owners or in one or more joint ventures, general partnerships, limited partnerships, syndicates or other associations or other corporations, whether the corporation is or is not a co-owner, joint venturer, associate, partner or shareholder in the business in which such funds are levied.

     To guarantee, co-sign and be surety for the debts, dues and obligations of its subsidiaries, affiliates, parent corporations, shareholders, partners, whether general, special or limited, joint co-ventures, co-tenants, and any other persons, firms or corporations, the obtaining of a loan commitment or contract by which will beneficially affect this Corporation or its shareholders; provided, it shall not be the purpose of this Corporation to transact a business of insurance or to do any act prohibited by law to a business corporation.

     The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in no wise limited or restricted by reference to, or inference from the terms of any other clause in this or any other article of this Amended and Restated Certificate of Incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent powers as well as objects and purposes and the enumeration of specific powers, objects and purposes is in addition to and not in limitation of the powers conferred by the provisions of the Oklahoma General Corporation Act.


                                   ARTICLE 5

A. The aggregate number of shares of all classes which the Corporation shall have authority to allot is 18,400,000. The designation of each class, the number of shares of each class, the par value of each class and the total authorized capital of the Corporation are as follows:


                                     NUMBER OF         PAR       TOTAL PAR VALUE
            CLASS                     SHARES          VALUE         AUTHORIZED
--------------------------------    ----------      ---------    ---------------
Senior Preferred Stock              10,000,000         $1.00       $10,000,000
10% Cumulative Preferred Stock         900,000         $5.00         4,500,000
Common Stock                         7,500,000         $1.00         7,500,000
                                     ---------                       ---------
     Total                          18,400,000                     $22,000,000
                                    ==========                     ===========

B.  Senior Preferred Stock:

     1. The Senior Preferred Stock may be issued from time to time in one or more series with such designation for each such series as shall be stated and expressed in the resolution or resolutions providing for the issue of each such series adopted by the Board of Directors. The Board of Directors in any such resolution or resolutions is expressly authorized to state and express for each such series:

          (a) The number of shares constituting that series;

          (b) The voting powers, if any, of the holders of stock of such series;

          (c) The rate per annum and the times at and conditions upon which the holders of stock of such series shall be entitled to receive dividends, and whether such dividends shall be cumulative or noncumulative and if cumulative the terms upon which such dividends shall be cumulative;

          (d) The price or prices and the time or times at and the manner in which the stock of such series shall be redeemable;

          (e) The rights to which the holders of the shares of stock of such series shall be entitled upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

          (f) The terms, if any, upon which shares of stock of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

          (g) Any other powers, designations, preferences and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions thereof which shall not be inconsistent with the laws of Oklahoma or with the provisions of this Amended and Restated Certificate of Incorporation.

     2. Shares of any series of Senior Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall have the status of authorized and unissued shares of Senior Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Senior Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Senior Preferred Stock, all subject to the conditions and the restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock.

C.   10% Cumulative Preferred Stock:

     The 10% Cumulative Preferred Stock ("10% Preferred Stock") of the Corporation shall be entitled to receive dividends at the annual rate of 10%, which dividends shall be cumulative and payable semi-annually in January and July on the fifteenth day of such months for dividends accrued as of the end of the month next preceding the date of payment out of the earnings of the Corporation and in preference to any dividends upon the Common Stock. No cash dividends shall be paid upon the Common Stock if the payment of dividends on 10% Preferred Stock shall be in arrears. In the case of liquidation or dissolution of the Corporation, the holders of 10% Preferred Stock shall be entitled to be paid in full both the par value of such shares and the dividends accrued but unpaid before any amount shall be paid to the holders of the Common Stock. The shares of 10% Preferred Stock shall not be subject to conversion into any other securities of the Corporation. The shares of 10% Preferred Stock are subject to redemption at the option of the Corporation, in whole or in part, upon payment of the par value thereof and accrued dividends. 10% Preferred Stock shall have no voting rights, except as otherwise required by law.

D.   Common Stock:

     Each share of Common Stock of the Corporation shall be equal in all respects to each other share of Common Stock. The holders of Common Stock shall be entitled to one vote for each share of Common Stock held with respect to all matters as to which the Common Stock is entitled to vote. The Common Stock shall be subject to the prior rights of 10% Cumulative Preferred Stock and the Senior Preferred Stock as declared in this Article Five.


                                   ARTICLE 6

     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Oklahoma may, on the application in a summary way of this Corporation or of any creditor or shareholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of
Section 1106 of the Oklahoma General Corporation Act or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 1100 of the Oklahoma General Corporation Act, order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, of this Corporation, as the case may be, and also on this Corporation.


                                   ARTICLE 7

A. The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for defining and regulating the powers of the Corporation and its directors and stockholders and are in furtherance and not in limitation of the powers conferred upon the Corporation by statute:


     1. NUMBER AND ELECTION OF DIRECTORS. The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Subject to such rights of holders of shares of one or more outstanding series of Preferred Stock to elect one or more directors of the Corporation under circumstances as shall be provided by or established pursuant to the Certificate of Incorporation, the number of directors of the Corporation that shall constitute the Board of Directors shall not be less than three (3) nor more than twenty-five (25) and shall be specified from time to time by resolution adopted by the affirmative vote of a majority of the directors in office at the time of adoption of such resolution.

     Whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an Annual or Special Meeting of Stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation, or the resolution or resolutions adopted by the Board of Directors creating such class or series, as the case may be, applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article unless expressly provided by such terms.

     2. CLASSES AND TERMS OF DIRECTORS. The Board of Directors shall be divided into 3 classes: Class I, Class II and Class III. The terms of office of the directors initially classified shall be as follows: that of Class I shall expire at the next annual meeting of stockholders in 1999, Class II at the second succeeding annual meeting of stockholders in 2000, and Class III at the third succeeding annual meeting of the stockholders in 2001. At each succeeding annual meeting of stockholders, successors to the class of directors whose terms expire at that annual meeting shall be elected for three-year terms.

     If the number of directors changes, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal for cause from office.

     3. VACANCIES. Except as otherwise required by law, or by any provisions established pursuant to the Certificate of Incorporation with respect to the rights of holders of shares of one or more outstanding series of Preferred Stock, newly created directorships resulting from any increase in the authorized number of directors of the Corporation and any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification or removal for cause from office of a director of the Corporation shall be filled only by the affirmative vote of at least a majority of the remaining directors of the Corporation then in office, even if such remaining directors constitute less than a quorum of the Board of Directors, or by the sole remaining director.

     4. REMOVAL. Any director may be removed from office only for cause and only by the affirmative vote of not less than 66 2/3% of the then-outstanding shares of stock of the Corporation entitled to vote in the election of directors, voting together as a single class, given at a meeting of the stockholders for that purpose.

B. The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the Corporation. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provisions of the Bylaws of the Corporation.

C. A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 1053 of the Oklahoma General Corporation Act, or (iv) for any transaction from which the director derived an improper personal benefit. If the Oklahoma General Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Oklahoma General Corporation Act, as so amended. Any repeal or modification of this paragraph C, Article 7 by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.


                                   ARTICLE 8

     All provisions of the Oklahoma General Corporation Act will apply to the Corporation and its stockholders to the fullest extent, and from and after January 3, 1994 (the date of filing with the Secretary of State of the State of Oklahoma of an amendment to the Amended and Restated Certificate of Incorporation of the Corporation containing the provisions of this Article 8), the provisions of the Oklahoma Business Corporation Act, Okla. Stat. tit. 18,
(S)1.1 et seq. (repealed 1986), and any and all rights, privileges or immunities thereunder, shall be of no further force or effect with regard to the Corporation and its stockholders; provided, however, any and all actions taken by the Corporation prior to the adoption of this Article 8 are hereby ratified, confirmed and approved.

                                   ARTICLE 9

                       BUSINESS COMBINATIONS; FAIR PRICE

A. In addition to any affirmative vote required by law or this Certificate of Incorporation, and except as otherwise expressly provided in paragraph B of this
Article 9:

     1. any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined), or (b) any other corporation, partnership or other entity (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

     2. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder, including all

     Affiliates of the Interested Stockholder, of any assets of the Corporation or any Subsidiary; or

     3. the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder, including all Affiliates of the Interested Stockholder, in exchange for cash, securities or other property (or a combination thereof), other than on a pro rata basis to all holders of Voting Stock of the same class held by the Interested Stockholder pursuant to a stock split, stock dividend or distribution of warrants or rights and other than in connection with the exercise or conversion of securities exercisable for or convertible into securities of the Corporation or any of its subsidiaries which securities have been distributed pro rata to all holders of Voting Stock; or

     4. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliates of an Interested Stockholder; or

     5. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not an Interested Stockholder is a party thereto) which has the effect, directly or indirectly, of increasing the proportionate share by more than one percent (1%) of the issued and outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which are directly or indirectly owned by any Interested Stockholder or one or more Affiliates of the Interested Stockholder; shall require the affirmative vote of the holders of at least 66 2/3% of the voting power of the then issued and outstanding Voting Stock, as hereinafter defined, voting together as a single class, including the affirmative vote of the holders of at least 66 2/3% of the voting power of the then issued and outstanding Voting Stock not Beneficially Owned directly or indirectly by an Interested Stockholder or any Affiliate of any Interested Stockholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be permitted, by law or in any agreement with any national securities exchange or otherwise.

B. The provisions of Section A of this Article 9 shall not be applicable to any particular Business Combination (as hereinafter defined), and such Business Combination shall require only such affirmative vote as is required by law or any other provision of this Certificate of Incorporation, if the conditions specified in either of the following paragraph 1 or 2 are met:

     1. the Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined); or

     2. all of the following price and procedural conditions shall have been met:

         (a) the aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash, to be received per share by the holders of Common Stock in such Business Combination, shall be at least equal to the higher of the following:

               (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it (A) within the two (2) year period immediately prior to the first public announcement of the proposal of such Business Combination (the "Announcement Date"), or (B) in the transaction in which it became an Interested Stockholder, whichever is higher; and

               (ii) the Fair Market Value per share of Common Stock on the
                    Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date"), whichever is higher.

          (b) after such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business
          Combination:

               (i) there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any issued and outstanding preferred stock, except as approved by a majority of the Continuing Directors;

               (ii) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors;

               (iii) there shall have been an increase in the annual rate of dividends as necessary fully to reflect any recapitalization (including any reverse stock split), reorganization or any similar reorganization which has the effect of reducing the number of issued and outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and

               (iv) such Interested Stockholder shall not have become the Beneficial Owner of any additional Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

          (c) the consideration to be received by holders of a particular class of issued and outstanding Voting Stock (including Common Stock and other than Preferred Stock with respect to which a majority of the Continuing Directors have approved a

          Preferred Stock Designation creating such series that expressly provides that the provisions of this Article shall not apply) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock (if the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it); and

          (d) after such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and

          (e) a proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to stockholders of the Corporation at least thirty (30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be marked pursuant to such Act or subsequent provisions).

C. For purposes of this Article 9 the following terms shall have the following meanings:

     1. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934.

     2. "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations of the Securities Exchange Act of 1934. In addition, a Person shall be the "Beneficial Owner" of any Voting Stock which such Person or any of its Affiliates or Associates has:
     (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; or (b) the right to vote pursuant to any agreement, arrangement or understanding (but neither such Person nor any such Affiliate or Associate shall be deemed to be the Beneficial Owner of any shares of Voting Stock solely by reason of a revocable proxy granted for a particular meeting of the stockholders, pursuant to a public solicitation of proxies for such meeting, and with respect to which shares neither such Person nor any such Affiliate or Associate is otherwise deemed the Beneficial Owner).

     3. "Business Combination" shall mean any transaction described in any one or more of clauses (1) through (5) of Section A of this Article 9.

     4. "Continuing Director" shall mean any member of the Board who is unaffiliated with and is not the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any director who is thereafter chosen to fill any vacancy on the Board or who is elected and who, in either event, is unaffiliated with the Interested Stockholder and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of Continuing Directors then on the Board.

     5. "Fair Market Value" shall mean: (a) in the case of stock, the highest closing sale price during the thirty (30) day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange listed stocks, or, if such stock is not quoted on the composite tape, on the New York Stock Exchange, or, if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the thirty (30) day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotation System or any system then in use in its stead, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in accordance with Section D of this Article 9; and
     (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in accordance with Section D of this Article 9.

     6.   "Interested Stockholder" shall mean any Person to or which:

          (a) itself, or along with its Affiliates, is the Beneficial Owner, directly or indirectly, of more than fifteen percent (15%) of the then issued and outstanding Voting Stock; or

          (b) is an Affiliate of the Corporation and at any time within the two
          (2) year period immediately prior to the date in question was itself, or along with its Affiliates, the Beneficial Owner, directly or indirectly, of fifteen percent (15%) or more of the then issued and outstanding Voting Stock; or

          (c) is an assignee of or has otherwise succeeded to any Voting Stock which was at any time within the two (2) year period immediately prior to the date in question beneficially owned by an Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

     For the purpose of determining whether a Person is an Interested Stockholder pursuant to paragraph 6 of this Section C, the number of shares of Voting Stock deemed to be issued and outstanding shall include shares deemed owned through application of paragraph 2 of this Section C but shall not include any other shares of Voting Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options or otherwise.

     Notwithstanding anything to the contrary contained in this Certificate of Incorporation, for purposes of this Certificate of Incorporation, the term "Interested Stockholder" shall not, for any purpose, include, and the provisions of Article 9(A) hereof shall not apply to: (a) the Corporation or any Subsidiary; (b) any employee stock ownership plan of the Corporation or any Subsidiary; or (c) any individual, corporation, partnership or other person, entity or group which "beneficially owned" on April 23, 1998, 15% or more of the outstanding Common Stock of the Corporation.

     7. In the event of any Business Combination in which the Corporation survives, the phrase "other consideration to be received" as used in paragraph B of this Article 9 shall include the shares of Common Stock and/or the shares of any other class of issued and outstanding Voting Stock retained by the holders of such shares.

     8. "Person" shall mean any individual, firm, corporation, partnership or other entity.

     9. "Subsidiary" shall mean any corporation or other entity of which the Corporation owns, directly or indirectly, securities that enable the Corporation to elect a majority of the Board of Directors or other persons performing similar functions of such corporation or entity or that otherwise give to the Corporation the power to control such corporation or entity.

     10. "Voting Stock" means all issued and outstanding shares of capital stock of the Corporation that pursuant to or in accordance with this Certificate of Incorporation are entitled to vote generally in the election of directors of the Corporation, and each reference herein, where appropriate, to a percentage or portion of shares of Voting Stock shall refer to such percentage or portion of the voting power of such shares entitled to vote. The issued and outstanding shares of Voting Stock shall not include any shares of Voting Stock that may be issuable pursuant to any agreement, or upon the exercise or conversion of any rights, warrants or options or otherwise.

D. The Continuing Directors of the Corporation shall have the power and duty to determine for the purposes of this Article 9, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article 9, including, without limitation:

     1.   whether a Person is an Interested Stockholder;

     2.   the number of shares of Voting Stock beneficially owned by any Person;

     3.   whether a Person is an Affiliate or Associate of another;

     4. whether the applicable conditions set forth in paragraph 2 of paragraph B of this Article 9 have been met with respect to any Business Combination; and

     5. the Fair Market Value of stock or other property in accordance with paragraph 6 of paragraph C of this Article 9.

E. Nothing contained in this Article 9 shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

F. In addition to any affirmative vote required by applicable law and in addition to any vote of the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of Article 5 of this Certificate of Incorporation, any alteration, amendment or repeal relating to this Article 9 must be approved by the affirmative vote of the holders of at least 66 2/3% of the combined voting power of the issued and outstanding shares of Voting Stock, voting together as a single class.

                                   ARTICLE 10

     Article 7, Sections (A) and (B), of the Certificate of Incorporation may be (and may only be) amended by the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

     IN WITNESS WHEREOF, said BancFirst Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by David E. Rainbolt, its President, and attested by Randy Foraker, its Assistant Secretary, this 23rd day of July, 1998.



                                       BancFirst Corporation



                                       By:  /s/ David E. Rainbolt
                                          --------------------------------
                                          David E. Rainbolt, President


ATTEST:

[Seal]

  /s/ Randy Foraker
-----------------------------------
Randy Foraker, Assistant Secretary